

OWC
oneworldcannabis

OWCP
pharmaceutical research

Ziv Turner, CEO
One World Cannabis Ltd.

"Sponser" Investors' conference 10/2/15

Safe Harbor for Forward-Looking Statements:

Safe Harbor for Forward-Looking Statements: Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to One World Cannabis Ltd. ("OWC") , or OWC Pharmaceutical Research Corp. ("OWCP"), or their management, may identify forward-looking statements. OWC and OWCP cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by OWC and OWCP to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of OWC and OWCP proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that OWC and OWCP may lack the financial resources and access to capital to fund our operations. The forward-looking statements represent OWC and OWCP estimate as of the date hereof only, and OWC and OWCP specifically disclaims any duty or obligation to update forward-looking statements.

One World Cannabis Ltd.

Established in 2014 by a group of entrepreneurs with extensive knowledge each in his own field.

Focused on Research & Development (R&D) of devices and cannabis based treatments that will target variety of diseases and medical conditions.

In addition the company is planning to provide consulting services to governments, legislators and business groups worldwide on subjects related to advancing regulations for medical cannabis programs.

Subsidiary of an American company (100% ownership): OWC Pharmaceutical Research Corp. (OTCQB:OWCP)

Our Vision

Improving patients' quality of life worldwide through research and development of new solutions, products and devices derived from Cannabis

What is Medical Cannabis?

Tetrahydrocannabinol (THC)

- Main Psychoactive molecule in Cannabis
- 1964 – purely isolated for the first time in Israel by Prof. Raphael Meshulam and others at the Hebrew University in Jerusalem



Cannabidiol (CBD)

- Medical uses for pain relief and anti-infection treatments



Goals: R&D

Leading in R&D for creating new devices and cannabis based treatments to target variety of diseases and medical conditions, by identifying unique and efficient delivery systems:

- Medical research and clinical trials will be conducted under **Helsinki protocols** and other known acceptable medical standards
- The **company will lead** the R&D through the leading hospitals in Israel
- **Pre-sales of licensing** for worldwide production and distribution based on results of our clinical trials
- **Patents** on all research results when applicable
- Collaborating with **business partners in the US** on other opportunities in medical cannabis in states with legalized medical marijuana

Goals: Regulatory Consulting

- OWC is looking to provide consulting services to governments, policy makers and business groups worldwide on matters promoting regulations and treatments of Medical Cannabis
- These services are based on knowledge and experience gained through the Israeli module and other modules in US states
- Creating localized legal system, aiding with regulation, implementing the program, training medical staff and consultation with patients
- **Target:** **4 countries / states by the end of 2016**

The US Market

- **Today:** Lack of scientific proven knowledge and the absence of quality assurance of medical cannabis products
- **23 states** and District of Colombia with active regulations for medical cannabis; 5 states with full legalization
- More states with tenders to implement such a program like NY and Pennsylvania
- About **155 million Americans** live in states with medical cannabis programs. Assume 2.2% of them become medical cannabis patients (as in Colorado) = 3.4 million patients
  - Expenditure per patient is **$2000 – $2900 per annum*** **= $6.8B - $10B**
  - Limited number of medical conditions are treated today
  - Predictions of substantial increase in number of patients

*** Based of Colorado's data of 2012-2013**

2020: The Future of Medical Cannabis in 5 Years

- Establishing a **scientific base** for proving the efficiency and quality stability of medical grade cannabis products
- International acceptance of the **legitimacy of treatment** using medical cannabis products
- **Standardization** of independant protocol for quality and reliability of medical cannabis growing and products
- **International studies** conducted under the guidance of OWC research institute

2025: The Future of Medical Cannabis in 10 Years

- Active research for full **FDA medicine approval**
- Deeper research for **uncharted cannabinoids**
- Creating specific **cannabis breeds** targeting medical illnesses and conditions
- Developing **mass farming production** of Hemp for industrial uses such as clothing, veterinary, cosmetics, energy and more

The A Team

OWC was founded by a team of experts each in his own field of expertise in medical cannabis , research, health care management, international business, media and more



Dr. Yehuda Baruch

Research institute Operating Director. CEO of Abarbanel Mental Health Center in Bat-Yam, was the head of the Israeli Medical Cannabis program for 10 years



Dr. Alan Shackelford

Chief Science Officer. leads the field of U.S. cannabis as one of the top physicians in this field . Has treated over 15,000 patients



Mr. Uri Glazer

Founder and VP PR / Media / NPO. Entrepreneur of national social projects such as Accessibility law and Medical Cannabis regulations



Mr. Alon Sinai

COO. Retired Lieutenant-Colonel from the IDF Medical Corps. Was was responsible for supervising and developing emergency medical facilities



Mr. Ziv Turner

CEO 15 years of experience in Int. business, variety of tech projects for private and governmental markets

OWC oneworldcannabis

Markets Penetration Costs

- **OWC's research budget for 2015:** 400K$
- **Full patents:** ~100K$ per patent
- **M&S costs**: 100K$ per product licensing

Q2\2015
2 more Helsinki approvals

Q2\2015
Preliminary results for Myeloma + 4 Patents Provisional s

Q4\2015
Preliminary results for Psoriasis

Q2\2016
First unique product ready to market

Q3\2016
Migraine study results

Feb 2015 Status:

R&D:

- Two signed contracts with Sheba and Soroka hospitals to perform clinical trails
- Negotiations with additional hospitals for other studies
- First Helsinki protocol accepted for Myeloma study
- Application for 6 additional Provisional studies
  - 4 more by Q3\2015
- First preliminary study results expected: Q3\2015

International business:

- Negotiations with states and business groups for regulations consultancy

Contact details:

Ziv Turner, CEO
One World Cannabis Ltd
22 Shaham st, Petach Tikvah
03-7582657
Ziv.Turner@OWCpharma.com

OWCP
pharmaceutical research

OWC
oneworldcannabis

